UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2007

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2007, the Compensation Committee of the Board of Directors of Benchmark Electronics, Inc. (the Company) established the corporate financial targets for the 2007 executive incentive compensation plan for our executive officers. The targets are based on the Company’s achievement of corporate financial objectives with equal weighting of the following criteria: earnings per share, inventory turns and revenue.

If the minimum corporate financial objective targets are reached, annual incentive compensation is 50% of the base salary for the chief executive officer, 37.5% of the base salary for the president and 25% of the base salary for the chairman of the board of directors, the chief financial officer and the executive vice president.  If the maximum corporate financial objective targets are reached, annual incentive compensation is 200% of the base salary for the chief executive officer, 150% of the base salary for the president and 100% of the base salary for the chairman of the board of directors, the chief financial officer and the executive vice president.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: February 27, 2007	By:	/s/ Cary T. Fu
Cary T. Fu
Chief Executive Officer